Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES $26.0 MILLION REGISTERED DIRECT

OFFERING

PALO ALTO, Calif., July 16, 2008 - Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) announced today that it has entered into definitive agreements with selected investors to sell 3,848,289 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) a warrant to purchase 0.45 of a share of Common Stock for gross proceeds of approximately $26.0 million, before deducting placement agents’ fees and estimated offering expenses, in a “registered direct” offering. The Company’s costs in connection with the offering are expected to be approximately $1.5 million. The investors have agreed to purchase the Units at a purchase price of $6.75625 per Unit. The warrants, which represent the right to acquire an aggregate of up to 1,731,724 shares of Common Stock, have a six-year term from the date of issuance, are exercisable beginning six months after the date of issuance and will be exercisable at a price of $7.37 per share, which was 110% of the closing consolidated bid price of Jazz Pharmaceuticals’ shares on the Nasdaq Global Market on July 15, 2008. The transaction is expected to close on or about July 21, 2008, subject to satisfaction of customary closing conditions. Lazard Capital Markets LLC served as lead placement agent and Leerink Swann LLC served as co-placement agent for the offering.

Jazz Pharmaceuticals intends to use the net proceeds from this offering primarily to fund commercial activities in support of Once Daily LUVOX® CR (fluvoxamine maleate) Extended Release Capsules, approved by the FDA in February 2008 for the treatment of both obsessive compulsive disorder and social anxiety disorder, to complete the Phase III clinical studies of JZP-6 (sodium oxybate) for the treatment of fibromyalgia, and for general corporate purposes.

The securities described above are being offered by Jazz Pharmaceuticals pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities may be offered only by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or from Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, NY 10020.

About Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on identifying, developing and commercializing innovative products to meet unmet medical needs in neurology and psychiatry. For further information, please visit http://www.JazzPharmaceuticals.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the anticipated closing of the offering, commercial launch of LUVOX CR, the continued development of Jazz Pharmaceuticals’ JZP-6 product candidate for the treatment of fibromyalgia and the anticipated use of the funds from the offering. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. Jazz Pharmaceuticals’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to whether the offering will close when anticipated or at all; risks related to the launch of LUVOX CR; risks related to the development of Jazz Pharmaceuticals’ product candidates, including the risk that study or clinical trial results may require Jazz Pharmaceuticals to discontinue the development of one or more product candidates; risks related to the uncertain and time-consuming regulatory approval process; and risks relating to the need for additional funds. These and other risk factors are discussed under “Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed by Jazz Pharmaceuticals with the Securities and Exchange Commission on May 15, 2008. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

LUVOX® is a registered trademark of Solvay Pharmaceuticals, Inc.

Contacts:

BCC Partners on behalf of Jazz Pharmaceuticals, Inc.

Karen L. Bergman, 650-575-1509

Michelle Corral, 415-794-8662

Jazz Pharmaceuticals, Inc.

Matthew Fust, Chief Financial Officer

650-496-2800

investorinfo@jazzpharmaceuticals.com